Exhibit 99.1

Applied DNA Announces First Quarter Fiscal Year 2024
Financial Results

- Company On Track to Initiate First-Phase GMP Production Capacity for mRNA Critical Starting Materials During First Half of Calendar 2024, Projects Initial Facility Capacity to Enable up to $15 Million1 of Linea IVT Revenue2 Annually -

- Conference Call/Webcast Scheduled for Today at 4:30 PM ET -

STONY BROOK, N.Y. – February 8, 2024 - Applied DNA Sciences, Inc. (NASDAQ: APDN) (“Applied DNA” or the “Company”), a leader in PCR-based DNA technologies, today announced consolidated financial results for its first fiscal quarter ended December 31, 2023. The Company’s Form 10-Q can be viewed at https://investors.adnas.com/sec-filings/.

“We made substantial progress in advancing the commercialization of our Linea™ IVT platform and the availability of GMP capacity for the manufacture of critical starting material for mRNA therapeutics during the past quarter,” stated Dr. James A. Hayward, president and CEO of Applied DNA. “Our efforts centered on establishing and implementing new quality systems for GMP manufacturing to meet our customer requirements at a scale sufficient for use through clinical-stage mRNA therapy development. In addition, we initiated a scale-up manufacturing project for our Linea™ RNA polymerase (RNAP) with an enzyme manufacturer to optimize the enzyme’s production for commercial-scale use. We also secured our first CDMO partner to validate the commercial scale-up of Linea IVT within a cGMP workflow setting.

“In parallel, we expanded our sales pipeline and active projects with the addition of new research and development-stage customers for Linea IVT that can serve as the basis for potential long-term supply agreements as customers’ therapies enter toxicology, pharmacokinetics, and early-stage clinical development,” continued Dr. Hayward. “We generated data readouts that further substantiate the capacity of Linea IVT to create equal or greater RNA yields with double-stranded RNA contamination at levels 10x-50x lower than those found using conventional mRNA production methods. Feedback to-date on our Linea IVT and Linea DNA platforms has been positive, having completed multiple successful customer evaluations within the quarter. Particularly noteworthy, we completed an evaluation with a clinical stage mRNA customer in which our IVT templates meet or exceeded all customer quality metrics with manufacturing speed that exceeded all other IVT template sources being evaluated by the customer.

1Based on company internal modeling utilizing current pricing projections and industry figures

2 Linea IVT revenue is comprised of Linea DNA IVT templates, Linea RNAP and technology license royalty

Concluded Dr. Hayward, “Supplying both DNA template and RNA polymerase positions us to capture a greater percentage of the economics of mRNA therapy production that we believe establishing our GMP production capacity will unlock. After the close of the quarter, we completed an equity offering that supports the initial phase of our GMP plan and timeline for critical starting materials in the production of mRNA. Slated to come online during first half of calendar 2024 and based on internal modeling, current pricing projections, and industry figures, we project our GMP facility, with an initial footprint of less than 1,000 square feet, to enable annual total Linea IVT revenues of up to $15 million. We believe our manufacturing workflow is highly reproducible, allowing us to scale our production facilities to meet incremental customer demand quickly. Looking ahead, we will continue to prioritize the commercialization of our Linea IVT and Linea DNA platforms and rationalize our cost structure in support of our biotherapeutic goals.”

Summary First Quarter Fiscal 2024 Financial Results:

•	Total revenues were approximately $891 thousand for the three-month period December 31, 2023, compared to $5.3 million for the same period in the prior fiscal year. The decrease in revenue of approximately $4.4 million was due to an expected decline in COVID-19 testing services revenue of $4.2 million driven primarily by cancelation of the testing contract with City University of New York (CUNY) in June 2023. The decrease was also due to a reduction in product revenue of $209 thousand primarily related to a decline year-over-year in cotton DNA tagging revenue in our DNA Tagging and Security Products and Services segment.

•	Gross profit for the three-month period ended December 31, 2023, was $231 thousand, compared to $2.4 million for the three-month period ended December 31, 2022. The gross profit percentage was 26% and 45% for the three-month periods ended December 31, 2023, and 2022, respectively. The decline in gross profit percentage was primarily the result of a decline in gross profit percentage for our MDx (Molecular Diagnostics) testing services segment specifically related to decreased COVID-19 testing volumes year over year. To a lesser extent, the decline in gross profit percentage was due to lower product revenues during the three-month period ended December 31, 2023, as compared to the same period in the prior fiscal year. The lower volume of product revenues in the current period were not able to fully absorb the fixed costs that are included in cost of product revenues.

•	Operating expenses increased to $4.0 million for the three-month period ended December 31, 2023, as compared to $3.6 million for the first quarter of fiscal 2023. The increase in operating expenses is the result of an increase in selling, general and administrative expenses of approximately $459 thousand. The increase in SG&A expenses relates to the prior three-month period having a credit in bad debt expense of approximately $290 thousand, from a customer balance that was fully reserved and was subsequently collected during the three-month period ended December 31, 2023. The remainder of the increase is attributable to an increase in stock-based compensation expense of $247 thousand. The increase in stock-based compensation expense primarily relates to the timing of the annual non-employee board of director grant that vests one-year from the date of grant during the second quarter of fiscal 2023. These increases were offset by a decrease in payroll of approximately $107 thousand.

•	Loss from operations was $3.8 million for the three-month period ended December 31, 2023, compared to $1.2 million for the first quarter of 2023.

•	Excluding non-cash expenses, Adjusted EBITDA was a negative $3.2 million for the three-month period ended December 31, 2023, compared to a negative $1.1 million for the same period in fiscal 2023.

•	Cash and cash equivalents stood at $3.4 million on December 31, 2023, compared with $7.2 million as of September 30, 2023.

On February 2, 2024, the Company closed on a registered direct offering with institutional investors for gross proceeds of $3.44 million. In a concurrent private placement, the Company issued 11,288,122 unregistered warrants with an exercise price of $0.609 per warrant share. If these warrants were to be exercised assuming stockholder approval is obtained, it would result in additional gross proceeds of $6.87 million. The Company also agreed to reduce the exercise price of warrants previously issued to the investors as well as other certain other prior investors with exercise prices ranging from $1.29 to $4.00 per warrant to $0.609 per warrant. The Company further agreed to extend the expiration dates for such warrants to August 2028. The foregoing reductions of the exercise price and extension of expiration dates of such warrants is subject to stockholder approval and if such warrants were to be exercised, it would result in additional gross proceeds of $1.86 million.

First Quarter Fiscal 2024 Conference Call Information

The Company will hold a conference call and webcast to discuss its first quarter of fiscal year 2024 financial results on Thursday, February 8, 2024, at 4:30 PM ET. To participate in the conference call, please follow the instructions below. While every attempt will be made to answer investors’ questions on the Q&A portion of the call, not all questions may be answered.

To Participate, please ask to be joined to the ‘Applied DNA Sciences’ call:

•	Domestic callers (toll free): 844-887-9402

•	International callers: 412-317-6798

•	Canadian callers (toll free): 866-605-3852

Live and replay of webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=UXIQvhHk

Telephonic replay (available 1 hour following the conclusion of the live call through February 15, 2024):

•	Domestic callers (toll free): 1-877-344-7529

•	Canadian callers (toll free): 1-855-669-9658

•	Participant Passcode: 3086410

An accompanying slide presentation that will be embedded in the webcast can be accessed under ‘News & Events’ tab and ‘Company Events’ section of the Applied DNA investor relations website at https://investors.adnas.com/

About the Linea™ DNA and Linea™ IVT Platforms

The Linea DNA platform is a completely cell-free DNA production platform founded on the Company’s long-standing expertise in the large-scale enzymatic production of DNA. Capable of producing DNA in quantities ranging from milligrams to grams, the Linea DNA platform can produce high-fidelity DNA constructs ranging from 100bp to 20kb in size. The DNA produced via the Linea DNA platform is free of the adventitious DNA sequences found in other sources of DNA, is rapidly scalable, and provides for simple chemical modification of DNA constructs.

The Linea IVT platform combines DNA IVT templates manufacturing via the Linea DNA platform with a proprietary Linea™ RNAP to enable mRNA and saRNA manufacturers to produce better mRNA faster, with advantages over conventional mRNA production, including: 1) the elimination of plasmid DNA as a starting material; 2) the prevention or reduction of dsRNA contamination; and 3) simplified mRNA production workflows.

Information about Non-GAAP Financial Measures

As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our condensed consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes Adjusted EBITDA, which is a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information presented in accordance with GAAP. We use this non-GAAP financial measure for internal financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core businesses. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our businesses by excluding non-cash expenses that may not be indicative of our recurring operating results. We believe this non-GAAP financial measure is useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

“EBITDA”- is defined as earnings (loss) before interest expense, income tax expense and depreciation and amortization expense.

“Adjusted EBITDA”- is defined as EBITDA adjusted to exclude (i) stock-based compensation and (ii) other non-cash expenses.

About Applied DNA Sciences

Applied DNA Sciences is a biotechnology company developing technologies to produce and detect deoxyribonucleic acid (“DNA”). Using the polymerase chain reaction (“PCR”) to enable both the production and detection of DNA, we operate in three primary business markets: (i) the enzymatic manufacture of synthetic DNA for use in the production of nucleic acid-based therapeutics and, through our recent acquisition of Spindle Biotech, Inc. (“Spindle”), the development and sale of a proprietary RNA polymerase (“RNAP”) for use in the production of mRNA therapeutics; (ii) the detection of DNA and RNA in molecular diagnostics and genetic testing services; and (iii) the manufacture and detection of DNA for industrial supply chain security services.

Visit adnas.com for more information. Follow us on Twitter and LinkedIn. Join our mailing list.

The Company’s common stock is listed on NASDAQ under ticker symbol ‘APDN,’ and its publicly traded warrants are listed on OTC under ticker symbol ‘APPDW.’

Forward-Looking Statements

The statements made by Applied DNA in this press release may be “forward-looking” in nature within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements describe Applied DNA’s future plans, projections, strategies, and expectations, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of Applied DNA. Actual results could differ materially from those projected due to its history of net losses, limited financial resources, unknown future demand for its biotherapeutics products and services, our unknown ability to procure additional financing to build incremental GMP manufacturing facility, the unknown amount of revenues and profits that will result from our Linea IVT and or Linea DNA platforms, limited market acceptance for its supply chain security products and services, the declining demand for Applied DNA’s COVID-19 testing services, the fact that there has never been a commercial drug product utilizing PCR-produced DNA technology and/or the Linea IVT platform approved for therapeutic use, and various other factors detailed from time to time in Applied DNA’s SEC reports and filings, including its  Annual Report on Form 10-K, as amended, filed on December 7, 2023 and Quarterly Report on Form 10-Q filed on February 8, 2024 and other reports it  files with the SEC, which are available at www.sec.gov. Applied DNA undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless otherwise required by law.

Investor Relations contact: Sanjay M. Hurry, 917-733-5573, sanjay.hurry@adnas.com

Web: www.adnas.com

Twitter: @APDN

- Financial Tables Follow -

APPLIED DNA SCIENCES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2023	2023
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$3,359,045	$7,151,800
Accounts receivable, net of allowance of $75,000 at December 31, 2023 and September 30, 2023, respectively	450,757	255,502
Inventories	377,291	330,027
Prepaid expenses and other current assets	402,953	389,241
Total current assets	4,590,046	8,126,570

Property and equipment, net	539,319	838,270
Other assets:
Restricted cash	750,000	750,000
Intangible assets	2,698,975	2,698,975
Operating right of use asset	1,117,317	1,237,762
Capitalized transaction costs	217,553	—
Total assets	$9,913,210	$13,651,577

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$2,023,876	$2,270,388
Operating lease liability, current	510,028	498,598
Deferred revenue	54,035	76,435
Total current liabilities	2,587,939	2,845,421

Long term accrued liabilities	31,467	31,467
Deferred revenue, long term	227,999	194,000
Operating lease liability, long term	607,288	739,162
Deferred tax liability, net	684,115	684,115
Warrants classified as a liability	1,646,000	4,285,000
Total liabilities	5,784,808	8,779,165

Commitments and contingencies (Note G)

Applied DNA Sciences, Inc. stockholders’ equity:
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- shares issued and outstanding as of December 31, 2023 and September 30 2023, respectively	—	—
Series A Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- issued and outstanding as of December 31, 2023 and September 30, 2023, respectively	—	—
Series B Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- issued and outstanding as of December 31, 2023 and September 30, 2023, respectively	—	—

Common stock, par value $0.001 per share; 200,000,000 shares authorized as of December 31, 2023 and September 30, 2023, 13,721,820 and 13,658,520 shares issued and outstanding as of December 31, 2023 and September 30, 2023, respectively	13,722	13,659
Additional paid in capital	307,848,612	307,384,647
Accumulated deficit	(303,630,004)	(302,447,147)
Applied DNA Sciences, Inc. stockholders’ equity	4,232,330	4,951,159
Noncontrolling interest	(103,928)	(78,747)
Total equity	4,128,402	4,872,412

Total liabilities and equity	$9,913,210	$13,651,577

APPLIED DNA SCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended December 31,
	2023	2022
Revenues
Product revenues	$307,317	$516,396
Service revenues	247,147	232,061
Clinical laboratory service revenues	336,700	4,514,295
Total revenues	891,164	5,262,752

Cost of product revenues	282,545	365,378
Cost of clinical laboratory service revenues	377,522	2,519,691
Total cost of revenues	660,067	2,885,069

Gross profit	231,097	2,377,683

Operating expenses:
Selling, general and administrative	3,084,348	2,625,357
Research and development	935,815	971,304
Total operating expenses	4,020,163	3,596,661

LOSS FROM OPERATIONS	(3,789,066)	(1,218,978)

Interest income	33,323	3,686
Unrealized gain (loss) on change in fair value of warrants classified as a liability	2,639,000	(2,637,800)
Other (expense) income, net	(13,538)	8,846

Loss before provision for income taxes	(1,130,281)	(3,844,246)

Provision for income taxes	—	—

NET LOSS	$(1,130,281)	$(3,844,246)

Less: Net loss attributable to noncontrolling interest	25,181	874
NET LOSS attributable to Applied DNA Sciences, Inc.	$(1,105,100)	$(3,843,372)
Deemed dividend related to warrant modifications	(77,757)	—
NET LOSS attributable to common stockholders	$(1,182,857)	$(3,843,372)
Net loss per share attributable to common stockholders-basic and diluted	$(0.09)	$(0.30)

Weighted average shares outstanding- basic and diluted	13,673,433	12,908,520

APPLIED DNA SCIENCES, INC.

CALCULATION AND RECONCILIATION OF ADJUSTED EBITDA

(unaudited)

	Three Month Period Ended December 31,
	2023	2022
Net Loss	$(1,130,281)	$(3,844,246)
Interest expense (income), net	(33,323)	(3,686)
Depreciation and amortization	298,951	338,918
Provision for bad debt	-	(290,022)
Unrealized gain on change in fair value of Common Warrants	(2,639,000)	2,637,800
Stock based compensation expense	340,705	93,748
Total non-cash items	(2,032,667)	2,776,758
Consolidated Adjusted EBITDA (loss)	$(3,162,948)	$(1,067,488)

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